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                                                                   EXHIBIT 5
                                                              OPINION OF COUNSEL

                        ROBINSON, BRADSHAW & HINSON, P.A.

                                ATTORNEYS AT LAW

    DAVID W. DABBS   101 NORTH TRYON STREET, SUITE 1900   SOUTH CAROLINA OFFICE
    (704) 377-8383     CHARLOTTE, NORTH CAROLINA 28246    THE GUARDIAN BUILDING
  FAX (704) 373-3983       TELEPHONE (704) 377-2536        W PLACE - SUITE 600
INTERNET DDABBS@RBH.COM       FAX (704) 378-4000            P.O. DRAWER 12070
                                                          ROCK HILL, S.C. 29731
                                                        TELEPHONE (803) 325-2900
                                                           FAX (803) 325-2929



                                February 2, 1998


First National Corporation
950 John C. Calhoun Drive, S.E.
Orangeburg, South Carolina 29115

Re:      First National Corporation
         Registration Statement on Form S-3

         We have served as special counsel to First National Corporation (the "Company") in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the offer and sale of 105,000 shares (the "Shares") of the Company's common stock, par value $2.50 per share ("Common Stock"). We understand that the Registration Statement was filed by the Company with the Commission today.

         We have examined the articles of incorporation and bylaws of the Company, all corporate proceedings relating to the authorization, issuance and sale of the Shares and such other documents and records as we have deemed necessary in order to enable us to render the opinion herein expressed.

         Based on the foregoing, and subject to the conditions set forth below, we are of the opinion that the Shares, when issued and sold by the Company as described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

         The opinions expressed herein are contingent upon the Registration Statement becoming effective under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the use of our name under the caption "Legal Matters" in the prospectus included as a part thereof.

                                    Sincerely yours,

                                    ROBINSON, BRADSHAW & HINSON, P.A.

                                    /s/ David W. Dabbs

                                    David W. Dabbs